Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 25, 2010, relating to the consolidated financial statements and financial statement schedules of Maine & Maritimes Corporation as of and for the years ended December 31, 2009 and 2008 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-103749 and 333-151489).

/S/ CATURANO AND COMPANY, P.C.

CATURANO AND COMPANY, P.C.

Boston, Massachusetts

March 25, 2010